                                                                    EXHIBIT 99.1


PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 17, 1998)
                               U.S. $400,000,000

                               AMB Property, L.P.
                               MEDIUM-TERM NOTES

             Unconditionally Guaranteed by AMB Property Corporation
                            ------------------------

AMB PROPERTY, L.P., A DELAWARE LIMITED PARTNERSHIP, MAY OFFER FROM TIME TO TIME UP TO U.S.$400,000,000 (OR ITS EQUIVALENT IN FOREIGN CURRENCIES OR COMPOSITE CURRENCIES) OF ITS MEDIUM-TERM NOTES. THE SPECIFIC TERMS OF ANY NOTES OFFERED WILL BE INCLUDED IN A PRICING SUPPLEMENT. UNLESS THE PRICING SUPPLEMENT PROVIDES OTHERWISE, THE NOTES WILL HAVE THE FOLLOWING GENERAL TERMS:

- THE NOTES WILL MATURE IN NINE MONTHS OR MORE FROM THE DATE OF ISSUE.

- THE NOTES WILL BEAR INTEREST AT EITHER A FIXED OR FLOATING RATE. THE FLOATING INTEREST RATE WILL BE BASED ON:

  - CD RATE
  - CMT RATE
  - COMMERCIAL PAPER RATE
  - EURIBOR
  - FEDERAL FUNDS RATE
  - LIBOR
  - PRIME RATE
  - TREASURY RATE
  - ANY OTHER RATE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT

- WE MAY REDEEM A NOTE PRIOR TO ITS MATURITY DATE AND YOU MAY HAVE US REPAY A NOTE PRIOR TO ITS MATURITY DATE ONLY IF THE APPLICABLE PRICING SUPPLEMENT SO SPECIFIES.

- THE NOTES WILL BE DENOMINATED IN U.S. DOLLARS OR A FOREIGN OR COMPOSITE CURRENCY AND BE ISSUED IN MINIMUM DENOMINATIONS OF $1,000, OR APPROPRIATE DENOMINATIONS IN THE FOREIGN OR COMPOSITE CURRENCY.
- FIXED RATE INTEREST WILL BE PAID ON JUNE 30 AND DECEMBER 30, ACCRUING FROM THE DATE OF ISSUE, UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.

- FLOATING RATE INTEREST WILL BE PAID ON THE DATES STATED IN THE APPLICABLE PRICING SUPPLEMENT.

- THE NOTES WILL BE HELD IN GLOBAL FORM BY THE DEPOSITORY TRUST COMPANY, UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.

- THE NOTES WILL BE OUR SENIOR UNSECURED OBLIGATIONS, EFFECTIVELY SUBORDINATED TO OUR MORTGAGES AND OTHER SECURED INDEBTEDNESS, AND TO ALL OF THE INDEBTEDNESS OF OUR SUBSIDIARIES.

- THE NOTES WILL BE UNCONDITIONALLY GUARANTEED ON A SENIOR UNSECURED BASIS BY AMB PROPERTY CORPORATION, A MARYLAND CORPORATION AND OUR GENERAL PARTNER. THE GUARANTEES WILL BE EFFECTIVELY SUBORDINATED TO MORTGAGES AND OTHER SECURED INDEBTEDNESS OF AMB PROPERTY CORPORATION AND TO ALL OF THE INDEBTEDNESS OF ITS

  SUBSIDIARIES.
                            ------------------------
INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT.
                            ------------------------

                                                AGENTS' DISCOUNTS        PROCEEDS TO THE
                              PRICE TO PUBLIC    AND COMMISSIONS      OPERATING PARTNERSHIP
                              ---------------   -----------------     ---------------------
Per note....................      100%             .125%-.750%           99.875%-99.250%
Total.......................  $400,000,000     $500,000-$3,000,000  $399,500,000-$397,000,000

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Offers to purchase the notes are being solicited from time to time by the agents on our behalf. The agents have agreed to use their reasonable best efforts to sell the notes. There is no established trading market for the notes and there can be no assurance that a secondary market for the notes will develop.

MORGAN STANLEY DEAN WITTER
        BANC OF AMERICA SECURITIES LLC
                  BANC ONE CAPITAL MARKETS, INC.
                           CHASE SECURITIES INC.
                                   MERRILL LYNCH & CO.
                                         J.P. MORGAN & CO.
                                                SALOMON SMITH BARNEY
August 15, 2000

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
PROSPECTUS SUPPLEMENT
About this Prospectus Supplement and
  Pricing Supplements.................   S-2
Forward-Looking Statements............   S-3
Risk Factors..........................   S-4
Description of Notes..................   S-8
Certain United States Federal Income
  Tax Consequences....................  S-17
Supplemental Plan of Distribution.....  S-30
Legal Opinions........................  S-31
Glossary..............................  S-32

                                        PAGE
                                        ----
PROSPECTUS
About This Prospectus.................     1
Where You Can Find More Information...     1
Incorporation of Certain Documents by
  Reference...........................     2
Forward Looking Statements............     3
The Company...........................     4
Use of Proceeds.......................     4
Ratio of Earnings to Fixed Charges and
  Preferred Dividends and
  Distributions.......................     4
Description of Debt Securities........     5
Description of Common Stock...........    20
Description of Preferred Stock........    21
Description of Depositary Shares......    34
Description of Warrants...............    37
Restrictions on Ownership and Transfer
  of Capital Stock....................    38
Certain Provisions of Maryland Law and
  of Our Charter and Bylaws...........    40
Description of Certain Provisions of
  The Partnership Agreement of the
  Operating Partnership...............    43
Certain Federal Income Tax
  Considerations......................    54
Plan of Distribution..................    64
Legal Matters.........................    65
Experts...............................    65

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these notes and seeking offers to buy these notes only in jurisdictions where offers and sales are permitted.

Neither we nor the agents claim that the information contained in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement is accurate as of any date other than the dates on their respective covers.

                        ABOUT THIS PROSPECTUS SUPPLEMENT
                            AND PRICING SUPPLEMENTS

     This prospectus supplement sets forth certain terms of the medium-term notes that we may offer. This prospectus supplement supplements the accompanying prospectus and supersedes the accompanying prospectus to the extent it contains information that is different from the information in the accompanying prospectus.

     Each time we offer notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are then offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement to the extent it contains information that is different from the information contained in this prospectus supplement.

     It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in "Where You Can Find More Information" in the accompanying prospectus.

                           FORWARD-LOOKING STATEMENTS

     Some of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus contains forward-looking statements, such as those pertaining to our (including certain of our subsidiaries') capital resources, portfolio performance and results of operations. Likewise, the pro forma financial statements and other pro forma information incorporated by reference in this prospectus supplement and the accompanying prospectus also contain forward-looking statements. In addition, all statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely upon them as predictions of future events. There is no assurance that the events or circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any such divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), AMB Property Corporation's failure to qualify and maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading "Other Information -- Business Risks" and elsewhere in the most recent annual report on Form 10-K or quarterly report on Form 10-Q for each of us and AMB Property Corporation and in our and AMB Property Corporation's other filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the matters discussed below under "Risk Factors." We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this prospectus supplement or the accompanying prospectus, as applicable, or the dates indicated in the statements.

                                  RISK FACTORS

     An investment in the notes involves various material risks. You should carefully consider the risk factors under the heading "Other
Information -- Business Risks" and elsewhere in the most recent annual report on Form 10-K or quarterly report on Form 10-Q for each of us and AMB Property Corporation, and in our and AMB Property Corporation's other filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the following risk factors before purchasing the notes.

RANKING OF THE NOTES

     STRUCTURAL SUBORDINATION

     The notes will be our direct, senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be effectively subordinated to our mortgages and other secured indebtedness, which encumber certain of our assets, and to all of the indebtedness of our subsidiaries. In addition, the guarantee of the notes by AMB Property Corporation will be effectively subordinated to all of the mortgages and other secured indebtedness of AMB Property Corporation and all of the indebtedness of its subsidiaries. As of June 30, 2000, the total outstanding indebtedness for us and our subsidiaries was approximately $1.4 billion, of which approximately $750 million was secured. As of June 30, 2000, AMB Property Corporation had no outstanding indebtedness (excluding its guarantee of our unsecured $500 million credit facility with Morgan Guaranty Trust Company of New York and a syndicate of other banks and our 7.10% Notes due 2008, 7.50% Notes due 2018 and 6.90% Reset Put Securities due 2015 -- Putable/Callable 2005), other than that of us and our subsidiaries. Subject to certain limitations, we and AMB Property Corporation may each incur additional indebtedness. Although AMB Property Corporation's board of directors has adopted a policy of limiting the debt-to-total market capitalization ratio to approximately 45% or less, neither AMB Property Corporation's nor our organizational documents limit the amount of indebtedness that each of us may incur. In addition, the aggregate amount of indebtedness that we and AMB Property Corporation may incur under this policy varies directly with the valuation of AMB Property Corporation's capital stock and the number of shares of its capital stock outstanding. Accordingly, we and AMB Property Corporation would be able to incur additional indebtedness as a result of increases in the market price per share of AMB Property Corporation's capital stock.

     GUARANTEES

     AMB Property Corporation's obligations under its guarantee of each of the notes may be subject to review under state or federal transfer laws in the event of AMB Property Corporation's bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of AMB Property Corporation, such as a trustee in bankruptcy, if a court were to find that when AMB Property Corporation entered into the guarantees, it:

     - received less than fair consideration or reasonably equivalent value for the guarantees and either:

      - was insolvent,

      - was rendered insolvent,

      - was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital,

      - intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, or

     - entered into the guarantees with actual intent to hinder, delay or defraud its creditors,

then the court could void the guarantees and AMB Property Corporation's obligations under the guarantees, and direct the return of any amounts paid under the guarantees to AMB Property Corporation or to a fund for the benefit of its creditors. Furthermore, to the extent that AMB Property Corporation's obligations under the guarantees of the notes exceeds the actual benefit that it receives from the issuance of the notes, AMB Property Corporation may be deemed not to have received fair consideration or reasonably equivalent value from the guarantees. As a result, the guarantees and AMB Property Corporation's obligations under the guarantees may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

ABSENCE OF MARKET FOR THE NOTES

     The notes will be new securities for which there is currently no market. Although the agents have informed us that they currently intend to make a market in the notes, they are not obligated to do so and they may discontinue making a market in the notes at any time without notice. If an active market does not develop, the market price and liquidity of the notes may be materially and adversely affected. We cannot assure you that all or any substantial portion of the notes will be sold. Unless otherwise provided in the applicable pricing supplement, neither we nor AMB Property Corporation intend to apply for listing of the notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the notes will develop and no assurance can be given as to the prices at which the notes might trade. In particular, there can be no assurance that the market price for the notes will be at or above the purchase price of the notes. The liquidity of, and trading market for, the notes may also be materially and adversely affected by declines in the market for debt securities generally. Such a decline may materially and adversely affect the liquidity and trading of the notes independent of our financial performance and prospects.

RISKS RELATING TO INDEXED NOTES

     An investment in indexed notes presents certain significant risks not associated with other types of securities. Investors in indexed notes may lose their entire investment. Risks associated with a particular indexed note may be set forth more fully in the applicable Pricing Supplement.

     LOSS OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

     Indexed notes are notes that may be issued by us with the principal amount payable at maturity, and/or the amount of interest payable on an interest payment date, to be determined by reference to currencies, currency units, commodity prices, financial or nonfinancial indexes or other factors. The direction and magnitude of the change in the value of the relevant index will determine either or both the principal amount of an indexed note payable at maturity or the amount of interest payable on an interest payment date. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Accordingly, the holder of an indexed note may lose all or a portion of the principal invested in an indexed note and may receive no interest on the indexed note.

     VOLATILITY

     Certain indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, an indexed note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an indexed note is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed notes may be adversely affected by a fluctuation in the level of the relevant index.

     The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets, any of which could adversely affect the value of an indexed note.

     TAX CONSIDERATIONS

     The treatment of indexed notes for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Accordingly, investors in indexed notes should, in general, be capable of independently evaluating the federal income tax consequences applicable in their particular circumstances of purchasing an indexed note. See "Certain United States Federal Income Tax Consequences" in this prospectus supplement.

     AVAILABILITY AND COMPOSITION OF INDICES

     Some indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index of this type typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on the indexed note.

     An index may become unavailable due to factors including war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying the index. If an index becomes unavailable, the determination of principal of or interest on an indexed note may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed note.

     Indexed notes may be linked to indices which are not commonly utilized or have been recently developed. A lack of a trading history may make it difficult to anticipate the volatility or other risks to which a note is subject. In addition, there may be less trading in indices of this type or instruments underlying indices of this type, which could increase the volatility of the indices and decrease the value of or return on the indexed notes.

FOREIGN CURRENCY RISKS

     Foreign currency rates of exchange and other factors affecting the risks of investing in securities denominated in foreign currencies change continuously. This prospectus supplement summarizes some of the risks of investing in notes denominated in a foreign currency. You should consult your own financial and legal advisors about the risks of investing in these notes. The notes, when denominated in a foreign currency, are not an appropriate investment for investors who do not have experience with foreign currency transactions.

     The information in this prospectus supplement is directed to prospective purchasers who are United States residents. If you are a resident of a country other than the United States, you should consult your own financial, tax and legal advisors to discuss matters that may affect your purchase, holding or receipt of payments of principal and interest on the notes. We, AMB Property Corporation and the agents disclaim any responsibility for advising you on these matters.

     EXCHANGE RATES AND EXCHANGE CONTROLS

     Investments in securities denominated in foreign currencies have significant risks that are not associated with investments denominated in U.S. dollars. These risks include, without limitation, the possibility that rates of exchange between the U.S. dollar and foreign currencies may change significantly and the possibility that either the Unites States or foreign governments will impose or modify foreign exchange controls. Economic and political events over which we have no control also may increase foreign currency risks. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile, and you may expect that volatility to continue in the future. Historical fluctuations in any particular exchange rate do not necessarily indicate, however, the type of fluctuations in the rate that may occur during the term of any note. If the currency specified by us in the applicable pricing supplement for a particular note were to depreciate against the U.S. dollar, the effective yield of the note would decrease below its coupon rate and in certain circumstances could result in a loss to the investor.

     Governments have imposed exchange controls in the past and may do so in the future. Exchange controls could affect exchange rates and limit the availability of a foreign currency specified in the applicable pricing supplement at the time a payment on a note is due in that currency. Even if governments do not impose exchange controls, it is possible that a foreign currency will not be available at the time a payment is due in that currency. If the specified currency is a foreign currency, in the event the foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, we may make required payments in an equivalent amount of U.S. dollars, determined by the exchange rate agent, on the basis of the market exchange rate for the specified currency on the second business day prior to the payment date or, if the market exchange rate is not then available, on the basis on the most recently available market exchange rate; provided, however, that if the specified currency is replaced by a single European currency, the payment of principal of (and premium, if any) or interest, if any, on the note denominated in the specified currency will be paid in the new single European currency in conformity with legally applicable measures pursuant to the treaty establishing the European Community, as amended by the treaty on European Unity. The market exchange rate for the specified currency is the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York.

     Further, if the specified currency is a composite currency that is unavailable due to circumstances beyond our control, then we may make payments on the note in an equivalent amount of U.S. dollars. The amount of the U.S. dollar payment shall be determined by the exchange rate agent by aggregating the U.S. dollar equivalents of each of the component currencies. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The exchange rate agent shall determine the U.S. dollar equivalent of each of the component currencies using the most recently available market exchange rate for each component currency.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency. See "Description of Notes -- Payment Currency" in this prospectus supplement.

     If we denominate notes in a foreign currency, the applicable pricing supplement will contain information about the specified currency, including information about any foreign exchange controls that apply to the foreign currency as of the date of the applicable pricing supplement. We will furnish that information for information purposes only and you should not regard it as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

     GOVERNING LAW AND JUDGMENTS

     The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes resulted in a judgment against us in a court in the United States, it is likely that the court would grant judgment only in U.S. dollars. It is not clear, however, whether in granting that judgment, the court would use the rate of conversion into U.S. dollars that would be in effect on the date of default, the date the judgment was rendered, or some other date.

                              DESCRIPTION OF NOTES

     The following description of the notes, which supplements the "Description of Debt Securities" in the accompanying prospectus, will apply to each note offered by this prospectus supplement unless we specify otherwise in the applicable pricing supplement. The applicable pricing supplement for your notes may specify different or additional terms.

GENERAL

     We will issue the notes under the indenture dated as of June 30, 1998, as supplemented by the First Supplemental Indenture dated as of June 30, 1998, the Second Supplemental Indenture dated as of June 30, 1998, the Third Supplemental Indenture dated as of June 30, 1998 and the Fourth Supplemental Indenture dated as of August 15, 2000, among us, AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee. We have filed a copy of the indenture with the Securities and Exchange Commission; the indenture is incorporated into this prospectus supplement, the accompanying prospectus and the applicable pricing supplement by reference. The provisions in the accompanying prospectus under the heading "Description of Debt Securities" apply to the notes unless we specify otherwise in this prospectus supplement or the applicable pricing supplement.

     Unless the applicable pricing supplement indicates otherwise, each note will have the following terms:

     - Each note will mature in nine months or more from the date it is issued.

     - We may only redeem a note and you may only have us repay a note before its maturity date if it specifies that we or you, respectively, may do so in the applicable pricing supplement.

     - We may issue up to $400,000,000 (or its equivalent in one or more foreign or composite currencies ) of medium-term notes, which will constitute a single series of debt securities under the indenture, which amount may be increased from time to time without the consent of the holders of the notes; provided, however, that such amount is subject to reduction by the amount of other debt securities issued by us pursuant to the accompanying prospectus.

     - The notes will be our senior unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding, including our 7.10% Notes due 2008, 7.50% Notes due 2018 and 6.90% Reset Put Securities due
       2015 -- Putable/ Callable 2005 and balances outstanding under our $500 million credit facility with Morgan Guaranty Trust Company of New York.

     - Our obligations under each of the notes will be unconditionally guaranteed on an unsecured basis by AMB Property Corporation. See "-- Guarantees."

     - The notes will be substantially identical except possibly for currency denomination, interest, interest payment dates, maturity date, issue date and applicable redemption and repayment provisions.

     - We will not have to deposit funds into a sinking fund before the maturity date for any note.

     - We will issue the notes in fully registered, book entry form without coupons.

     The covenant provisions and events of default described under the captions "Description of Debt Securities -- Certain Covenants" and "-- Events of Default, Notice and Waiver" in the accompanying prospectus will apply to the notes. The legal defeasance and covenant defeasance provisions of the indenture described under the caption "Description of Debt Securities -- Defeasance of Debt Securities and Certain Covenants in Certain Circumstances" in the accompanying prospectus will apply to the notes.

     We will sell the notes in individual issues. We and the initial purchaser of each note will mutually agree to, among other things, the interest rate, maturity date and issue date for the note. Interest rates offered by us with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in a single transaction. We will only pay interest and principal on the notes on "business days" (as defined in the Glossary).

     Unless we specify otherwise in the applicable pricing supplement, the place of payment where the principal of (and premium, if any) and interest on the notes will be payable and notes may be surrendered for the registration of transfer or exchange shall be the office of the trustee's affiliate, State Street Bank and Trust Company, at 61 Broadway, 15th Floor, New York, New York 10006; provided, however, that at our option, interest may be paid by check mailed to the address of the person entitled to the payment as the person's address appears in our security register or by wire transfer, if proper wire instructions are on file with the trustee or are received at presentment, to an account maintained by the payee located in the United States. The place where notices or demands to or upon us with respect to the notes may be served will be the Corporate Trust office of the trustee at 633 West Fifth Street, 12th Floor, Los Angeles, California 90071.

INTEREST RATE

     GENERAL

     We will pay interest (other than defaulted interest) on the interest payment dates to those who are registered holders of notes on the applicable record date as described below in "-- Fixed Rate Notes" and "-- Floating Rate Notes -- Interest Rate Reset Dates, Interest Payment Dates and Record Dates" in this prospectus supplement, except that interest payable at maturity will be payable to the person to whom principal is payable; provided that if we would have made a regular interest payment on the maturity date, a redemption date or a repayment date, we will make that regular interest payment to the holder as of the regular record date, even if it is not the same person to whom we are paying the principal amount. Cede & Co., as nominee for The Depository Trust Company, the depositary for the notes, will be the initial registered holder of the global notes. See "Description of Debt Securities -- Global Notes" in the accompanying prospectus. We will pay interest due on a redemption date, repayment date or maturity date to the same person to whom we are paying the principal amount. However, if we would have made a regular interest payment on the redemption, repayment or maturity date, we will make that regular interest payment to the registered holder as of the applicable record date, even if it is not the same person to whom we are paying the principal amount.

     If we originally issue a note between a record date and an interest payment date, we will make the first payment of interest on the interest payment date following the next record date to the registered owner on that record date.

     Unless the applicable pricing supplement specifies otherwise, payments of interest on any note on any interest payment date, maturity date, redemption date or repayment date will include interest accrued from and including the immediately preceding interest payment date (or from and including the date of issue if no interest has been paid or duly provided for), to, but excluding, the interest payment date, maturity date or redemption date. However, in case the interest rate on a note is reset daily or weekly, unless the applicable pricing supplement specifies otherwise, the interest payments will include interest accrued only from but excluding the record date through which interest has been paid (or from and including the date of issue, if no interest has been paid) through and including the record date next preceding the applicable interest payment date, except that the interest payment on maturity, redemption or repayment, as applicable, will include interest accrued to, but excluding, that date. If any interest payment date, maturity date, repayment date or redemption date falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day as if made on the date the payment was due, and no interest will accrue on the payment for the period from and after the interest payment date, maturity date or redemption date, or repayment date, as the case may be, to the date of the payment on the next succeeding business day.

     FIXED RATE NOTES

     Fixed rate notes will bear interest at the rate specified in the applicable pricing supplement.

     Unless we specify otherwise in the applicable pricing supplement, the interest payment dates for fixed rate notes will be June 30 and December 30 of each year. If an interest payment date (or maturity or redemption date) for any fixed rate note falls on a day that is not a business day, we will pay the interest (or interest and principal) on the next business day. However, with respect to the particular interest payment period, interest on the payment will not accrue for the period from the original interest payment date (or maturity or redemption date) to the date we make the payment. We will calculate the interest based on a 360-day year of twelve 30-day months.

     Unless we specify otherwise in the applicable pricing supplement, the record date for fixed rate notes is June 15 for a June 30 interest payment date, December 15 for a December 30 interest payment date and the date that is 15 calendar days before any other interest payment date, whether or not those dates are business days.

     FLOATING RATE NOTES

     General Information. Floating rate notes will bear interest based on an index specified in the applicable pricing supplement. Unless we provide otherwise in the applicable pricing supplement, State Street Bank and Trust Company of California, N.A. will be the "calculation agent" that calculates the interest on floating rate notes.

     Each floating rate note will have the following terms, which will be set forth in the applicable pricing supplement for that note:

     - whether the floating rate note is a "regular floating rate note", a "floating rate/fixed rate note" or an "inverse floating rate note;"

     - the interest rate basis or index to be used to determine the note's interest rate;

     - the "index maturity," which means the period to maturity of the instrument or obligation on which the interest rate formula is based (for example, LIBOR may be different for one-month U.S. dollar deposits and for three-month U.S. dollar deposits; if the applicable pricing supplement for a note specifies LIBOR as the index and three months as the index maturity, we would pay interest on the note based on LIBOR for three-month U.S. dollar deposits);

     - the frequency of changes of the interest rate on the note (i.e., daily, weekly, monthly, quarterly, semi-annually or annually);

     - the dates as of which the calculation agent will determine the new interest rate, if these dates differ from those described in this prospectus supplement;

     - the dates on which the interest rate will change; and

     - the calculation agent for the notes, if State Street Bank and Trust Company of California, N.A. is not the calculation agent.

     Each floating rate note may also have the following terms, which will also be set forth in the applicable pricing supplement for that note, if applicable:

     - the "spread," which is the number of basis points that the calculation agent will add to or subtract from the interest rate determined for a particular date on which a new interest rate is determined (for example, if a note bears interest at LIBOR plus .01%, and the calculation agent determines that LIBOR is 5.00% per year, the note will bear interest at 5.01% per year until the next date on which the interest rate changes);

     - the "spread multiplier," which is the number by which the calculation agent will multiply the interest rate determined for a particular date on which a new interest rate is determined (for example, if a note bears interest at 90% of LIBOR, and the calculation agent determines that LIBOR is 5.00% per year, the note will bear interest at 4.50% per year until the next date on which the interest rate changes);

     - the "maximum interest rate," or the ceiling on the rate of interest that may accrue on the note during any interest period; and

     - the "minimum interest rate," or the floor on the rate of interest that may accrue during any interest period.

     Unless the applicable pricing supplement indicates otherwise, the interest rate borne by floating rate notes will be determined as follows:

     - Unless the floating rate note is designated as a "floating rate/fixed rate note" or an "inverse floating rate note" or as having an addendum attached or having "Other/Additional Provisions" (as set forth in the note or the applicable pricing supplement) apply, the floating rate note will be designated as a "regular floating rate note" and, except as described below or in the applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any. Commencing on the initial date on which the interest rate changes, the rate at which interest on such regular floating rate note shall be payable shall be reset as of each date on which the interest rate changes; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate.

     - If the floating rate note is designated as a "floating rate/fixed rate note", then, except as described below or in the applicable pricing supplement, the floating rate note will bear interest at the rate determined by reference to the applicable interest rate basis or bases
       (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any. Commencing on the initial date on which the interest rate changes, the rate at which interest on such floating rate/fixed rate note shall be payable shall be reset as of each date on which the interest rate changes; provided, however, that (1) the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate and (2) the interest rate in effect for the period commencing on the date the fixed rate commences to the maturity date shall be the fixed interest rate, if such rate is specified in the applicable pricing supplement or, if no such fixed interest rate is specified, the interest rate in effect thereon on the day immediately preceding the date the fixed rate commences.

     - If the floating rate note is designated as an "inverse floating rate note", then, except as described below or in the applicable pricing supplement, the floating rate note will bear interest at the fixed interest rate specified in the applicable pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any; provided, however, that, unless otherwise specified in the applicable pricing supplement, the interest rate thereon will not be less than zero. Commencing on the initial date on which the interest rate changes, the rate at which interest on such inverse floating rate note shall be payable shall be reset as of each date on which the interest rate changes; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate.

Notwithstanding the foregoing, if a floating rate note is designated as having an addendum attached as specified on its face, the floating rate note shall bear interest in accordance with the terms described in the addendum and the applicable pricing supplement. See "-- Addendum and/or Other/Additional Provisions" in this prospectus supplement.

     The calculation agent will round all percentages resulting from any interest rate calculations to the nearest one hundred-thousandth of a percentage point, if necessary, with five millionths of a percentage point rounded upward (for example, the calculation agent will round 9.876545% to 9.87655%). The calculation agent will also round all U.S. dollar amounts used in or resulting from such calculations to the nearest cent, or in the case of foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upward).

     If you own a floating rate note, you may ask the calculation agent to provide you with the current interest rate at any time. You may also ask the calculation agent to provide you with the interest rate that will apply as of the next date on which the interest rate changes if the calculation agent has determined the rate. All interest rate determinations made by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

     The following table sets forth the most common interest rate indexes that we may use, the source in which we expect the index rate to be published, the date on which a new interest rate is determined and calculation basis for notes with interest rates based on each index. The Glossary to this prospectus supplement sets out with greater specificity the procedures to determine interest rates based on each index, and we encourage you to review the Glossary provisions that describe how the calculation agent will determine the interest rate for your note.

         INDEX              PRIMARY SOURCE OF RATE      INTEREST RATE DETERMINATION DATE   CALCULATION BASIS*
         -----              ----------------------      --------------------------------   ------------------
CD Rate................  H.15(519)** under the          Second business day preceding          Actual/360
                         heading "CDs (Secondary        the date on which the interest
                         Market)"                       rate changes
CMT Rate...............  The page of the Dow Jones      Second business day preceding        Actual/Actual
                         Telerate Service specified     the date on which the interest
                         in the applicable pricing      rate changes
                         supplement under the caption
                         ". . . Treasury Constant
                         Maturities . . . Federal
                         Reserve Board Release
                         H.15 . . . Mondays Approxi-
                         mately 3:45 p.m." under the
                         column for the Designated
                         CMT Maturity Index***
Commercial Paper         H.15(519) under the heading    Second business day preceding          Actual/360
  Rate.................  "Commercial Paper -- Non-      the date on which the interest
                         financial"                     rate changes
EURIBOR................  On page 248 of Bridge          Second day on which the Trans-         Actual/360
                         Telerate, Inc. (or any         European Automated Real-time
                         successor service) or any      Gross Settlement Transfer System
                         other page as may replace      is open preceding the date on
                         page 248 on that service       which the interest rate changes
Federal Funds Rate.....  H.15(519) under the heading    Second business day preceding          Actual/360
                         "Federal Funds (Effective)"    the date on which the interest
                                                        rate changes
LIBOR..................  Page 3750 of the Dow Jones     Second business day preceding          Actual/360
                         Telerate Service               the date on which the interest
                                                        rate changes
Prime Rate.............  H.15(519) under the heading    Second business day preceding          Actual/360
                         "Bank Prime Loan"              the date on which the interest
                                                        rate changes
Treasury Rate..........  On page 56 or page 57 of       The day the federal government       Actual/Actual
                         Bridge Telerate, Inc. (or      auctions Treasury Bills for the
                         any successor service) under   week in which the date on which
                         the caption "INVESTMENT        the interest rate change falls
                         RATE"                          (generally Monday, but may be
                                                        either the following Tuesday or
                                                        the preceding Friday if Monday
                                                        is a legal holiday)

------------

  * The calculation agent will compute the interest for each day in the applicable interest period by dividing the interest rate applicable to each such day by

    - 360 ("Actual/360"), in the case of floating rate notes for which an applicable interest rate basis is the CD rate, the commercial paper rate, the federal funds rate, LIBOR, EURIBOR or the prime rate; or

    - the actual number of days in the year ("Actual/Actual"), in the case of floating rate notes for which an applicable interest rate basis is the CMT rate or the Treasury rate.

 ** "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System.

*** "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in an applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

     Interest Rate Reset Dates, Interest Payment Dates and Record Dates. The calculation agent will generally determine the initial interest rate as if the issue date of the note were a date on which the interest rate changes. Unless we specify otherwise in the applicable pricing supplement, the record date for floating rate notes is the close of business on the date that is 15 calendar days before the interest payment date, whether or not that date is a business day. The dates when the interest rate changes and interest payment dates are determined by the frequency with which we reset the interest rate, as follows:

FREQUENCY OF INTEREST RESET     INTEREST RATE RESET DATE*          INTEREST PAYMENT DATE**
---------------------------     -------------------------          -----------------------
Daily                        Each business day                 Third Wednesday of each month
                                                               or third Wednesday of March,
                                                               June, September and December of
                                                               each year, as indicated in the
                                                               applicable pricing supplement
Weekly (other than Treasury  Wednesday of each week            Third Wednesday of each month
rate-based notes)                                              or third Wednesday of March,
                                                               June, September and December of
                                                               each year, as indicated in the
                                                               applicable pricing supplement
Weekly (Treasury rate-based  Tuesday of each week              Third Wednesday of each month
notes)                                                         or third Wednesday of March,
                                                               June, September and December of
                                                               each year, as indicated in the
                                                               applicable pricing supplement
Monthly                      Third Wednesday of each month     Third Wednesday of each month
                                                               or third Wednesday of March,
                                                               June, September and December of
                                                               each year, as indicated in the
                                                               applicable pricing supplement
Quarterly                    Third Wednesday of March, June,   Third Wednesday of March, June,
                             September and December of each    September and December of each
                             year                              year
Semi Annually                Third Wednesday of the two        Third Wednesday of the two
                             months of each year that we       months of each year that we
                             specify in the applicable         specify in the applicable
                             pricing supplement                pricing supplement
Annually                     Third Wednesday of the month of   Third Wednesday of the month of
                             each year that we specify in      each year that we specify in
                             the applicable pricing            the applicable pricing
                             supplement                        supplement

------------

 * If a date on which the interest rate changes falls on a day that is not a business day, we will postpone the date on which the interest rate changes to the next business day. However, if the postponement would cause the date on which the interest rate changes for a LIBOR-based note or a EURIBOR-based note to be in the next calendar month, we will move the date on which the interest rate changes to the immediately preceding business day. For Treasury rate-based notes, if an auction date falls on the day that would be a date on which the interest rate changes, the date on which the interest rate changes will be the first business day after the auction.

** We will also pay interest on each note on the maturity date or redemption date of that note. If an interest payment date (other than the maturity date or redemption date) for a floating rate note falls on a day that is not a business day, we will postpone the interest payment date to the next business day. However, if the postponement would cause the interest payment date for a LIBOR-based note to be in the next calendar month, we will move the interest payment date to the immediately preceding business day. If the maturity date or redemption date for a floating rate note falls on a day that is not a business day, we will pay the principal and interest on the next business day, and the calculation agent will not include the interest payment date in calculating the interest due on that date.

GUARANTEES

     AMB Property Corporation will unconditionally guarantee our full and prompt payment of the principal of, premium, if any, and interest on each of the notes when they become due and payable. The guarantees of each of the notes by AMB Property Corporation will be effectively subordinated to all of the mortgages and other secured indebtedness of AMB Property Corporation and to all of the indebtedness of its subsidiaries. See "Risk Factors -- Ranking of the Notes" in this prospectus supplement; "Description of Debt Securities -- Guarantees" and "Description of Debt Securities -- Merger, Consolidation or Sale of Assets" in the accompanying prospectus.

REDEMPTION AND REPAYMENT

     REDEMPTION AT OUR OPTION

     We may not redeem any note prior to its maturity date unless, in the applicable pricing supplement for the note, it either:

     - identifies a redemption commencement date after which we may redeem the note at our option at any time; or

     - identifies a stated redemption date or dates on which we may redeem the notes at our option.

     If we specify in the applicable pricing supplement that we have the right to redeem your note on or after a certain redemption commencement date, then we may redeem the note, in whole or in part, at any time after that date by giving the registered holder of the note at least 30 but not more than 60 calendar days' notice. The note's redemption date will be the date on which the note is actually redeemed. We will redeem the note at the applicable redemption price, plus accrued and unpaid interest to the redemption date. The redemption price will be an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the redemption commencement date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed.

     If we specify in the applicable pricing supplement for your note that we have the right to redeem that note on a specified date or dates, then the note may be redeemed or repurchased in whole or in part on the specified date or dates if we give the registered holder at least 30 but not more than 60 calendar days' notice. We will redeem global notes in accordance with the applicable depository procedures, and any notices will also be given in accordance with those procedures. Any feature allowing us to redeem the notes might affect the market value of the notes. Since we may be expected to redeem the notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the proceeds at an effective interest rate as high as the interest rate on the note.

     REPAYMENT AT THE OPTION OF THE HOLDER

     You may not require us to repay your note prior to its maturity date unless, in the applicable pricing supplement for the note, we identify a specific optional repayment date or dates on which you may require us to repay your note at your option.

     If we specify in the applicable pricing supplement for your note that you have the right to require us to repay that note on a specified date or dates, then the note may be repaid in whole or in part in increments of $1,000 or other increments specified in the applicable pricing supplement (as long as any remaining principal is at least $1,000 or another specified minimum denomination) on the specified date or dates if the registered holder gives us at least 30 but not more than 60 calendar days' notice. The repayment price will be equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. We will repay global notes in accordance with the applicable depository procedures, and any notices will also be given in accordance with those procedures. Only the Depository Trust Company may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, owners of beneficial interests in global notes that desire to have all or any portion of the book-entry notes represented by the global notes repaid must instruct the participant through which they own their interest to direct the Depository Trust Company to exercise the repayment option on their behalf.

PAYMENT CURRENCY

     You must pay for the notes in the currency that we specify in the applicable pricing supplement. Currently, the United States has limited facilities to convert U.S. dollars into foreign currencies, and vice versa. However, you may establish non-U.S. dollar denominated checking or savings accounts at U.S. banks in the United States. Principal, any premium and interest on the notes is payable to you in the currency we specify in the applicable pricing supplement unless that currency is unavailable due to circumstances beyond our control. In such event, we may make payments on the note in an equivalent amount of U.S. dollars. The exchange rate agent will determine the amount of the U.S. dollar payment by using the market exchange rate for that currency on the second business day prior to the payment date or, if the market exchange rate is not then available, using the most recently available market exchange rate; provided, however, that if the specified currency is replaced by a single European currency, the payment of principal of (and premium, if any) or interest, if any, on the note denominated in the specified currency will be paid in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Unity. The market exchange rate for a specified currency is the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Payments under these circumstances in U.S. dollars or a new single European currency will satisfy our payment obligations on the note and will not constitute a default under the indenture.

     If the specified currency is a composite currency that is unavailable due to circumstances beyond our control, then we may make payments on the note in an equivalent amount of U.S. dollars. The amount of the U.S. dollar payment shall be determined by the exchange rate agent by aggregating the U.S. dollar equivalents of each of the component currencies. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The U.S. dollar equivalent of each of the component currencies shall be determined by the exchange rate agent on the basis of the most recently available market exchange rate for each component currency.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

     All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the notes. See "Risk Factors -- Foreign Currency Risks" in this prospectus supplement. Unless we provide otherwise in the applicable pricing supplement, State Street Bank and Trust Company of California, N.A. will be the exchange rate agent.

     Unless we specify otherwise in the applicable pricing supplement, we will issue the notes:

     - in a minimum denomination of U.S. $1,000, or in integral multiples of U.S. $1,000, if the notes are denominated in U.S. dollars; or

     - in a minimum denomination equivalent to U.S. $1,000, rounded to an integral multiple of 1,000 units of the currency in which the notes are denominated, and in any larger amount in integral multiples of 1,000 units of that currency, if the notes are denominated in a currency other than U.S. dollars.

     To determine whether holders of the requisite principal amount of notes have consented to a modification or alteration of the indenture, in addition to the notes denominated in U.S. dollars, the trustee will calculate the U.S. dollar equivalent of the principal amount of notes denominated in foreign currencies. This U.S. dollar equivalent will be based on the market exchange rate for each foreign currency on the latest date for which that rate was determined on or before the date for determining the holders that may give the required consent. See "Description of Debt Securities -- Modification and Waiver" in the accompanying prospectus.

     The exchange rate agent will determine the market exchange rate for the applicable currency as of the day before we accept a purchase order for a note, and will determine the minimum denomination for that note based on that market exchange rate.

INDEXED NOTES

     We may determine the principal amount of and/or the amount of interest payable on certain of our indexed notes by reference to currencies, currency units, commodity prices, financial or non-financial indexes or other factors. We will indicate in the applicable pricing supplement if we will determine the amount of principal or interest payable in this manner. If you own indexed notes, you may receive a principal amount at maturity that is greater than or less than the face amount of the notes, depending upon the fluctuation of the relative value, rate or price of the specified index. If applicable, we will include in the applicable pricing supplement information about how we will determine the principal amount payable at maturity, the amount of interest payable, a historical comparison of the relative value, rate or price of the specified index and the face amount of the indexed note, and certain additional United States federal income tax considerations. For particular risks relating to indexed notes, see "Risk Factors -- Risks Relating to Indexed Notes" in this prospectus supplement.

ADDENDUM AND/OR OTHER/ADDITIONAL PROVISIONS

     Any provisions with respect to the notes may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face of the note or in an addendum relating to the note, if so specified on the face of the note. Any addendum or Other/Additional Provisions will be described in the applicable pricing supplement.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of the notes. This summary supplements the summary under the heading "Certain Federal Income Tax Considerations" in the prospectus. This summary is based on the Internal Revenue Code of 1986, as amended, legislative history, administrative pronouncements and practices of the Internal Revenue Service, judicial decisions and final, temporary and proposed Treasury Regulations. Future changes, legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax consequences contained in this discussion. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if challenged by the Internal Revenue Service.

     This summary deals only with notes held as "capital assets" -- i.e., generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder who receives special treatment under the federal income tax laws, except to the extent discussed under the heading "Non-United States Holders." Holders receiving special treatment include, without limitation, pension plans and other tax-exempt investors, persons who are subject to alternative minimum tax, banks, thrifts, insurance companies, real estate investment trusts, "S" corporations, expatriates, foreign corporations or partnerships, persons who are not citizens or residents of the United States, regulated investment companies, brokers, dealers or traders in securities or commodities, persons whose functional currency is other than the United States dollar and persons who hold notes as part of a straddle, hedging or conversion transaction. This summary also assumes that a taxpayer obtains any necessary consent of the Internal Revenue Service before changing a method of accounting. This summary also does not deal with holders other than original purchasers of notes, except where otherwise specifically noted.

     State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. BECAUSE THE EXACT PRICING AND OTHER TERMS OF THE NOTES WILL VARY, WE CAN GIVE NO ASSURANCE THAT THE CONSIDERATIONS DESCRIBED BELOW WILL APPLY TO A PARTICULAR ISSUANCE OF NOTES. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF PARTICULAR NOTES, WHERE APPLICABLE, WILL BE SUMMARIZED IN THE APPLICABLE PRICING SUPPLEMENT FOR SUCH NOTES. BEFORE YOU PURCHASE ANY NOTES, YOU SHOULD CONSULT YOUR TAX ADVISOR ABOUT HOW THE UNITED STATES FEDERAL INCOME TAX LAW OR ANY OTHER LAWS, INCLUDING ANY FOREIGN, STATE, LOCAL OR OTHER TAX LAWS, WILL APPLY TO YOUR PARTICULAR SITUATION.

     As used in this section, you are a "United States holder" if you are a beneficial owner of a note who or which is, for United States federal income tax purposes, either:

     - a citizen or resident of the United States,

     - a corporation or partnership created or organized in or under the laws of the United States or any state or political subdivision thereof, including the District of Columbia,

     - an estate the income of which is subject to United States federal income taxation regardless of its source, or

     - a trust (1) the administration over which a United States court can exercise primary supervision and (2) all of the substantial decisions of which one or more United States persons have the authority to control, and other types of trusts considered United States persons for federal income tax purposes.

     In addition, some trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to be treated as United States persons, shall be considered United States holders.

     If you hold a note and are not a United States holder, you are a "non-United States holder."

UNITED STATES HOLDERS

     TAXATION OF INTEREST

     The taxation of interest on a note depends on whether it constitutes "qualified stated interest," as defined below. Interest on a note that constitutes qualified stated interest can be included in a United States holder's income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for United States federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for United States federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States holder's income under the rules described below under "Original Issue Discount," regardless of such holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a short-term note is included in a United States holder's income under the rules described below under "short-term notes." A short-term note is a note with a maturity of one year or less from its issue date.

          FIXED RATE NOTES

     Interest on a fixed rate note will constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate.

          FLOATING RATE NOTES

     Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property (other than debt instruments issued by us) at least annually will constitute qualified stated interest if the note is a variable rate debt instrument under the rules described below and the interest is payable at a single "qualified floating rate" or a single "objective rate," as each term is defined below. If the note is a variable rate debt instrument but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes qualified stated interest. See "Original Issue
Discount -- Floating Rate notes that are Variable Rate Debt Instruments," below.

          DEFINITION OF VARIABLE RATE DEBT INSTRUMENT, QUALIFIED FLOATING RATE AND OBJECTIVE RATE

     A note is a variable rate debt instrument if all of the four following conditions are met. First, the "issue price," as defined below, of the note must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) or (ii) 15% of the total noncontingent principal payments.

     Second, the note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or
(d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

     Third, the note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     Fourth, the note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

     Subject to certain exceptions, a variable rate of interest on a note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in United States dollars. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a spread multiplier) that is greater than 0.65, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate (i.e., a spread). If the variable rate equals the product of an otherwise qualified floating rate and a single spread multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the note).

     Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Internal Revenue Code). Notwithstanding the first sentence of this paragraph, a rate on a note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

     If interest on a note is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

     ORIGINAL ISSUE DISCOUNT

     Original Issue Discount with respect to a note is the excess, if any, of the note's "stated redemption price at maturity" over the note's "issue price." A note's "stated redemption price at maturity" is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a note is the first price at which a substantial amount of the notes in the issuance that includes the note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

     As described more fully below, United States holders of notes with Original Issue Discount that mature more than one year from their issue date generally will be required to include such Original Issue Discount in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States holder's tax basis in a note is increased by each accrual of Original Issue Discount and decreased by each payment other than a payment of qualified stated interest.

     The amount of Original Issue Discount with respect to a note will be treated as zero if the Original Issue Discount is less than an amount equal to
 .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of Original Issue Discount with respect to a note is less than that amount, the Original Issue Discount that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount of a principal payment that will be included equals the product of the total amount of Original Issue Discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.

          FIXED RATE NOTES

     With respect to a fixed rate note, the amount of Original Issue Discount that will be included in a United States holder's income for any taxable year is determined under the constant yield method, as follows. First, the note's "yield to maturity" is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note (including payments of qualified stated interest), produces an amount equal to the note's issue price. The yield to maturity is constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.

     Second, the term of the note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

     Third, the total amount of Original Issue Discount on the note is allocated among accrual periods. In general, the Original Issue Discount allocable to an accrual period equals the product of the "adjusted issue price" of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of Original Issue Discount previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note, other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a note, the amount of Original Issue Discount previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium," as those terms are defined below under the heading "Premium and Acquisition Premium."

     Fourth, the "daily portions" of Original Issue Discount are determined by allocating to each day in an accrual period its ratable portion of the Original Issue Discount allocable to the accrual period.

     A United States holder includes in income in any taxable year the daily portions of Original Issue Discount for each day during the taxable year that such holder held notes. In general, under the constant yield method described above, United States holders will be required to include in income increasingly greater amounts of Original Issue Discount in successive accrual periods.

          FLOATING RATE NOTES THAT ARE VARIABLE RATE DEBT INSTRUMENTS

     The taxation of Original Issue Discount (including interest that does not constitute qualified stated interest) on a floating rate note will depend on whether the note is a "variable rate debt instrument," as defined above under the heading "Taxation of Interest -- Definition of Variable Rate Debt Instrument, Qualified Floating Rate and Objective Rate."

     In the case of a variable rate debt instrument that provides for qualified stated interest, the amount of qualified stated interest and the amount of Original Issue Discount, if any, that will be included in income during a taxable year are determined under the rules applicable to fixed rate notes (described above) by assuming that the variable rate is a fixed rate equal to
(i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

     If a note that is a variable rate debt instrument does not provide for interest at a single variable rate as described above, the amount of interest and Original Issue Discount accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

     First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

     Second, determine the fixed rate substitute for each variable rate provided by the note. The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the note.

     Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

     Fourth, determine the amount of qualified stated interest and Original Issue Discount for the equivalent fixed rate debt instrument under the rules described above for fixed rate notes. These amounts are taken into account as if the United States holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount -- Fixed Rate Notes," above.

     Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or Original Issue Discount allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

          FLOATING RATE NOTES THAT ARE NOT VARIABLE RATE DEBT INSTRUMENTS

     Contingent notes are floating rate notes that are not variable rate debt instruments. They will be taxable under the rules applicable to contingent payment debt instruments, as follows. First, we are required to determine, as of the issue date, the comparable yield for the contingent note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the contingent note), but not less than the applicable federal rate announced monthly by the Internal Revenue Service. In certain cases where contingent notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the contingent note, without proper evidence to the contrary, is presumed to be the applicable federal rate.

     Second, solely for tax purposes, we construct a projected schedule of payments for the contingent note. The projected schedule of payments is determined under the rules applicable to contingent payment debt instruments. This projected schedule is determined as of the issue date and generally remains in place throughout the term of the contingent note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The projected schedule must produce the comparable yield determined as set forth above. Otherwise, the projected schedule must be adjusted under the rules applicable to contingent payment debt instruments.

     Third, under the usual rules applicable to Original Issue Discount and based on the Schedule, the interest income on the contingent note for each accrual period is determined by multiplying the comparable yield of the contingent note (adjusted for the length of the accrual period) by the contingent note's adjusted issue price at the beginning of the accrual period (determined under the rules applicable to contingent payment debt instruments). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States holder held the contingent note.

     Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules applicable to contingent payment debt instruments, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

     We are required to provide each holder of a contingent note with the schedule described above. If we do not create such a schedule or the schedule is unreasonable, a United States holder must set its own projected payment schedule and explicitly disclose the use of the schedule and the reason therefor. Unless otherwise prescribed by the Internal Revenue Service, the United States holder must make such disclosure on a statement attached to the United States holder's timely filed federal income tax return for the taxable year in which the contingent note was acquired.

     In general, any gain realized by a United States holder on the sale, exchange or retirement of a contingent note is interest income. In general, any loss on a contingent note accounted for under the method described above is ordinary loss to the extent it does not exceed the holder's prior interest inclusions on the contingent note (net of negative adjustments). Special rules apply in determining the tax basis of a contingent note and the amount realized on the retirement of a contingent note.

       OTHER RULES

     Certain notes having Original Issue Discount may be redeemed prior to maturity or may be repayable at the option of the holder. These notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of Original Issue Discount. Before you purchase such a note with a redemption feature you should consult your tax advisor with respect to this feature since the tax consequences with respect to Original Issue Discount will depend, in part, on the particular terms and the particular features of the purchased note.

     The Treasury Regulations relating to the tax treatment of Original Issue Discount contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of note is issued in connection with the same transaction or related transactions, the notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any Original Issue Discount. Unless otherwise provided in the applicable prospectus supplement, we do not expect to treat different types of notes as being subject to the aggregation rules for purposes of computing Original Issue Discount.

     MARKET DISCOUNT

     If a United States holder acquires a note having a maturity date of more than one year from the date of its issuance and has a tax basis in the note that is, in the case of a note that does not have Original Issue Discount, less than its stated redemption price at maturity, or, in the case of a note that has Original Issue Discount, less than its adjusted issue price (as defined above), the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

     Under the market discount rules of the Internal Revenue Code, a United States holder is required to treat any principal payment (or, in the case of a note that has Original Issue Discount, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such note is disposed of by the United States holder in certain otherwise nontaxable transactions, accrued market discount must be included as ordinary income by the United States holder as if the holder had sold the note at its then fair market value.

     In general, the amount of market discount that has accrued is determined on a ratable basis. A United States holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

     With respect to notes with market discount, a United States holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. A United States holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the Internal Revenue Service. A United States holder's tax basis in a note will be increased by the amount of market discount included in the holder's income under the election.

     In lieu of the foregoing rules, different rules apply in the case of contingent notes where a holder's tax basis in a contingent note is less than the contingent note's adjusted issue price (determined under special rules applicable to contingent payment debt instruments). Accordingly, before you purchase the contingent notes you should consult with your tax advisor regarding the application of the rules to the contingent notes.

     PREMIUM AND ACQUISITION PREMIUM

     If a United States holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess, and generally will not be required to include any Original Issue Discount in income. Generally, a United States holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above, over the remaining term of the note (where the note is not redeemable prior to its maturity date). In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the United States holder will exercise or not exercise its redemption rights in a manner that maximizes the United States holder's yield. A United States holder who elects to amortize bond premium must reduce the holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

     If a United States holder purchases a note issued with Original Issue Discount at an "acquisition premium," the amount of Original Issue Discount that the United States holder includes in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and (b) greater than the note's adjusted issue price.

     If a note is purchased at an acquisition premium, the United States holder reduces the amount of Original Issue Discount that otherwise would be included in income during an accrual period by an amount equal to (i) the amount of Original Issue Discount otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after its acquisition by the purchaser over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

     As an alternative to reducing the amount of Original Issue Discount that otherwise would be included in income by this fraction, the United States holder may elect to compute Original Issue Discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

     In lieu of the foregoing rules, different rules apply in the case of contingent notes where a holder's tax basis in a contingent note is greater than the contingent note's adjusted issue price, as determined under the rules applicable to contingent payment debt instruments. Accordingly, prospective purchasers of contingent notes should consult with their tax advisors with respect to the application of the rules to contingent notes.

     SHORT-TERM NOTES

     In the case of a short-term note, no interest is treated as qualified stated interest, and therefore all interest is included in Original Issue Discount. United States holders that report income for federal income tax purposes on an accrual method and certain other United States holders, including banks and dealers in securities, are required to include Original Issue Discount in income on the short-term notes on a straight-line basis, unless an election is made to accrue the Original Issue Discount according to a constant yield method based on daily compounding.

     Any other United States holder of a short-term note is not required to accrue Original Issue Discount for federal income tax purposes, unless it elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States holder that is not required, and does not elect, to include Original Issue Discount in income currently, any gain realized on the sale, exchange or retirement of a short-term note is ordinary income to the extent of the Original Issue Discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States holders that are not required, and do not elect, to include Original Issue Discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a short-term note in an amount not exceeding the deferred interest income with respect to the short-term note (which includes both the accrued Original Issue Discount and accrued interest that are payable but that have not been included in gross income), until the deferred interest income is realized. A United States holder of a short-term note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than Original Issue Discount. Acquisition discount is the excess of the stated redemption price at maturity of the short-term note over the United States holder's basis in the short-term note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the Internal Revenue Service. A United States holder's tax basis in a short-term note is increased by the amount included in the holder's income on the note.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     United States holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, Original Issue Discount, market discount, de minimis Original Issue Discount, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under the heading "Original Issue Discount." This election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States holder with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service. Similarly, this election for a note with market discount will result in a deemed election to accrue market discount in income currently for the note and for all other debt instruments acquired by the United States holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the permission of the Internal Revenue Service. A United States holder's tax basis in a note will be increased by each accrual of the amounts treated as Original Issue Discount under the constant yield election described in this paragraph.

     EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES

     If so specified in an applicable prospectus supplement relating to a note, we or a holder may have the option to extend the maturity of or renew the note. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier with respect to a note. The treatment of a United States holder of notes to which these options apply will depend, in part, on the terms we establish for the notes pursuant to the exercise of the option by us or a holder. Upon the exercise of any such option, the United States holder of the notes may be treated for federal income tax purposes as having exchanged the notes for new notes with revised terms. If the holder is treated as having exchanged the notes for new notes, the exchange may be treated as either a taxable exchange or a tax-free recapitalization.

     Final Treasury regulations under Section 1001 of the Internal Revenue Code, published on June 26, 1996, generally provide that the exercise of an option provided to an issuer or a holder to change a term of a debt instrument (such as the maturity or the interest rate) in a manner such as that contemplated for extendible notes, renewable notes and reset notes will create a deemed exchange of the old notes for new notes if the exercise modifies the terms to a degree that is "economically significant." With respect to certain types of debt instruments, under the Section 1001 regulations a deemed exchange for tax purposes occurs if the exercise of such an option alters the annual yield of the debt instrument by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield of the debt instrument prior to modification. The exercise of an option that changes the timing of payments under a debt instrument creates a deemed exchange under the Section 1001 regulations (whether or not the annual yield is altered) if there is a "material deferral" of scheduled payments. In this connection, the Section 1001 regulations generally provide that a deferral of scheduled payments within a safe-harbor period which begins on the original due date for the first deferred payment and extends for a period not longer than the lesser of five years or 50 percent of the original term of the debt instrument will not be considered to be a material deferral.

     If the exercise of the option by us or a holder is not treated as an exchange of the old notes for new notes, no gain or loss will be recognized by a United States holder as a result thereof. If the exercise of the option is treated as a taxable exchange of the old notes for new notes, a United States holder will recognize gain or loss equal to the difference between the issue price of the new notes and the holder's tax basis in the old notes. However, if the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. The term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether the legislation will be reintroduced or enacted, and, if enacted, whether it would apply to a recapitalization occurring prior to the date of enactment.

     The presence of these options may also affect the calculation of interest income and Original Issue Discount, among other things. For purposes of determining the yield and maturity of a note, if we have an unconditional option or combination of options to require payments to be made on the note under an alternative payment schedule or schedules (e.g., an option to extend or an option to redeem the note at a fixed premium), we will be deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the note. Conversely, a holder having such option or combination of such options will be deemed to exercise or not exercise the option or combination of options in a manner that maximizes the yield on the note. If both we and the holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of the option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of Original Issue Discount, the yield and maturity of the note are redetermined by treating the note as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date. As described under the heading "Original Issue
Discount -- Floating Rate Notes that are not Variable Rate Debt Instruments," depending on the terms of the options described above, the presence of these options may instead cause the notes to be taxable as contingent notes.

     THE FOREGOING DISCUSSION OF EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES IS PROVIDED FOR GENERAL INFORMATION ONLY, AND IS NOT TAX ADVICE. ADDITIONAL TAX CONSIDERATIONS MAY ARISE FROM THE OWNERSHIP OF THE NOTES IN LIGHT OF THE PARTICULAR FEATURES OR COMBINATION OF FEATURES OF THE NOTES AND, ACCORDINGLY, BEFORE YOU PURCHASE THE NOTES, YOU ARE URGED AND EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP OF THE NOTES.

     INTEGRATION OF NOTES WITH OTHER FINANCIAL INSTRUMENTS

     Any United States holder of notes that also acquires or has acquired any financial instrument which, in combination with the notes, would permit the calculation of a single yield to maturity or could generally constitute a variable rate debt instrument of an equivalent term, may in certain circumstances treat the notes and the financial instrument as an integrated debt instrument for purposes of the Internal Revenue Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining Original Issue Discount, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, under the rules applicable to contingent payment debt instruments, the Internal Revenue Service may require in certain circumstances that a United States holder who owns notes integrate the notes with a financial instrument held or acquired by the holder or a related party. If you are a United States holder, you should consult your tax advisor as to such possible integration.

     SALE OR EXCHANGE OF NOTES

     A United States holder generally will recognize gain or loss upon the sale or exchange of a note equal to the difference between the amount realized upon the sale or exchange and the United States holder's adjusted basis in the note. The adjusted basis in the note generally will equal the cost of the note, increased by Original Issue Discount, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the note other than payments of qualified stated interest and by any premium that the United States holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the note was held as a capital asset, except as provided under "-- Market Discount," "-- Short-Term Notes" and "Original Issue Discount -- Floating Rate Notes that are not Variable Rate Debt Instruments." Special rules apply in determining the tax basis of a contingent note and the amount realized on the retirement of a contingent note. For non-corporate taxpayers, capital gain realized on the disposition of an asset (including a note) held for more than one year is taxed at a maximum rate of 20%. Capital gain on the disposition of an asset (including a note) held for not more than one year is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

NON-UNITED STATES HOLDERS

     PAYMENT OF INTEREST

     Interest paid by us to a non-United States holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such non-United States holder and such non-United States holder:

     - does not actually or constructively own 10% of our capital or profits;

     - is not a "controlled foreign corporation" (within the meaning of the Internal Revenue Code), with respect to which we are a "related person" within the meaning of the Internal Revenue Code; and

     - certifies, under penalties of perjury, that it is not a United States person and provides its name and address in an appropriate form (currently Internal Revenue Service Form W-8) to us or our paying agent (or a security clearing organization, bank or other financial institution that holds the notes on behalf of such non-United States holder in the ordinary course of its trade or business certifies on behalf of the non-United States holder that it has received such certification from the holder and provides a copy to us or our paying agent).

     If you are not qualified for an exemption under these rules, interest income (including Original Issue Discount) may be subject to withholding tax at the rate of 30% (or any lower applicable treaty rate). The payment of interest effectively connected with your United States trade or business, however, would not be subject to a 30% withholding tax so long as you provide us or our agent an adequate certification (currently Internal Revenue Service Form 4224), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax).

     The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules with respect to non-United States holders. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition, the final regulations will replace a number of current tax certification forms (including Internal Revenue Service Form W-8 and Internal Revenue Service Form 4224, discussed above) with a single, revised Internal Revenue Service Form W-8 (which, in certain circumstances, requires information in addition to that previously required). The final regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules.

     SALE OR EXCHANGE OF NOTES

     If you are a non-United States holder, you will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a note unless any of the following is true:

     - your investment in the notes is effectively connected with a United States trade or business that is conducted by you;

     - if you are a non-United States holder who is a nonresident alien individual holding the note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which such sale, redemption or other disposition takes place and certain other requirements are met; or

     - you are subject to provisions of United States tax law applicable to certain United States expatriates.

     If you have a United States trade or business and the investment in the notes is effectively connected with such United States trade or business, the payment of the sales proceeds with respect to the notes would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, you may also be subject to a 30% branch profits tax).

BACKUP WITHHOLDING AND INFORMATION REPORTING

     UNITED STATES HOLDERS

     We will, where required, report to the United States holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, from those payments. Under section 3406 of the Internal Revenue Code and applicable Treasury regulations, a United States holder of a note may be subject to backup withholding at the rate of 31% with respect to payments made on the notes as well as proceeds from the disposition of the notes unless the holder:

     - is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or

     - provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

The payor will be required to deduct and withhold the prescribed amounts if:

     - the payee fails to furnish a taxpayer identification number to the payor in the manner required by the Internal Revenue Code and applicable Treasury regulations,

     - the Internal Revenue Service notifies the payor that the taxpayer identification number furnished by the payee is incorrect,

     - there has been a "notified payee underreporting" described in section 3406(c) of the Internal Revenue Code, or

     - there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Internal Revenue Code.

In this event, the payor will be required to withhold an amount equal to 31% from any interest payment made with respect to the United States holder's notes and any payment to the United States holder of proceeds of a taxable sale or exchange of the notes. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the United States holder's United States federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service. A United States holder of the notes who does not provide the payor with his or her correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

     NON-UNITED STATES HOLDERS

     No backup withholding or information reporting will generally be required with respect to interest on the notes paid to non-United States holders if the beneficial owner of the note provides a statement described above in "Non-United States Holders -- Payment of Interest" or the holder is an exempt recipient and, in each case, the payor does not have actual knowledge that the beneficial owner is a United States person.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside of the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), unless the broker:

     - is a United States person,

     - is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or

     - is a controlled foreign corporation for United States federal income tax purposes.

Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in any of the bullet points immediately above will not be subject to backup withholding tax but will be subject to information reporting requirements unless the broker has documentary evidence in its records that the beneficial owner is a non-United States holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above in "Non-United States Holders -- Payment of Interest" or otherwise establishes an exemption.

     If you are a non-United States holder of the notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payment to you under the backup withholding rules will be allowed as a refund or a credit against your federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

NEW LEGISLATION

     AMB Property Corporation is a real estate investment trust. Recently legislation was enacted that modifies some of the rules that apply to real estate investment trusts. Specifically, the legislation includes a provision that limits a real estate investment trust's ability to own more than 10% by vote or value of the stock of another corporation. As discussed in the prospectus under the heading "Certain Federal Income Tax
Considerations -- Taxation of the Company -- Asset Tests," a real estate investment trust cannot currently own more than 10% of the outstanding voting securities of any one issuer. The legislation allows a real estate investment trust to own any percentage of the voting stock and value of a taxable real estate investment trust subsidiary, provided all of a real estate investment trust's taxable real estate investment trust subsidiaries do not represent more than 20% of the real estate investment trust's total assets and at least 75% of the real estate investment trust's total assets are real estate assets or other qualifying assets. This legislation may require us to restructure our interest in each of our preferred stock subsidiaries because AMB Property Corporation (by virtue of its ownership interests in us) is considered to own more than 10% of the value of each of the preferred stock subsidiaries. See the discussion in the accompanying prospectus under the heading "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Purpose, Business and Management" for a discussion of our preferred stock subsidiaries. Additionally, the legislation includes a provision that prevents a taxable real estate investment trust subsidiary from deducting interest on debt funded directly or indirectly by a real estate investment trust if certain tests regarding the taxable real estate investment trust subsidiary's debt to equity ratio and interest expense are satisfied. The legislation also includes a provision that reduces the real estate investment trust distribution requirement from 95% to 90% of a real estate investment trust's taxable income. See the discussion in the prospectus under the heading "Certain Federal Income Tax
Considerations -- Taxation of the Company -- Annual Distribution Requirements." The provisions discussed above are generally effective for taxable years ending after December 31, 2000. In addition, the legislation includes a provision that provides transition rules to allow corporations, like the preferred stock subsidiaries, to convert into "taxable real estate investment trust subsidiaries" tax-free.

     The Treasury Department recently published temporary regulations that include rules that are similar to the rules set forth in Internal Revenue Service Notice 88-19. See the discussion in the prospectus under the heading "Certain Federal Income Tax Considerations -- Taxation of the Company." The temporary regulations provide that a real estate investment trust must file an election to be subject to the rules of Section 1374 of the Internal Revenue Code and regulations thereunder with respect to the net built-in-gain of C corporation assets that become assets of a real estate investment trust by the qualification of the C corporation as a real estate investment trust or by the transfer of the assets of a C corporation to a real estate investment trust in a transaction in which the assets have a carryover basis in the hands of the real estate investment trust if the C corporation is to avoid the recognition of any gain arising from such qualification or transaction.

OTHER TAX CONSEQUENCES

     You may be required to pay tax in various state or local jurisdictions, including those in which you reside. Your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, before you purchase any notes, you should consult your tax advisor regarding the effect of state and local tax laws on an investment in the notes.

     THE PREVIOUS DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY, AND IS NOT TAX ADVICE. ACCORDINGLY, BEFORE YOU PURCHASE ANY NOTES, YOU ARE URGED AND EXPECTED TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, LOCAL, FOREIGN, OR OTHER JURISDICTION.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     We are offering the medium-term notes on a continuing basis through Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., which we refer to individually as an "agent" and, together, as the "agents," who have agreed to use their reasonable best efforts to solicit offers to purchase notes. Each agent may reject, in whole or in part, any offer it solicited to purchase the notes. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these notes resulting from a solicitation that agent made or an offer to purchase that agent received, a commission ranging from .125% to .750% of the initial offering price of the notes to be sold, depending on the maturity of the notes. We and the agent will negotiate commissions for notes with a maturity of 30 years or greater at the time of sale.

     We reserve the right to sell the notes directly on our own behalf in jurisdictions where we and our employees are or may become registered or qualified to do so or in transactions in which they are exempt from having to register or qualify. We will not pay commissions on any sales we make directly. We may sell the notes through one or more additional agents or directly to one or more underwriters for resale to the public. In addition, we may offer other debt securities from time to time as described in the accompanying prospectus. Our sale of other debt securities may reduce the principal amount of the notes which may be offered by this prospectus supplement and the accompanying prospectus.

     We may also sell the notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the notes it has purchased as principal to other dealers. That agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

     Each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act or to contribute to payments made in respect of those liabilities. We have agreed to reimburse the agents for specified expenses.

     Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange, but have been advised by the agents that they intend to make a market in the notes, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes. See "Risk Factors -- Absence of Market for the Notes" in this prospectus supplement.

     In order to facilitate the offering of the notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the agents may over-allot in connection with any offering of the notes, creating a short position in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the agents may bid for, and purchase, the notes in the open market. Finally, in any offering of the notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering of the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

     In the ordinary course of their respective businesses, certain of the agents and their affiliates have provided various financial advisory and other general financing and banking services to us and AMB Property Corporation and their respective affiliates, for which they have received customary compensation. The agents and their affiliates may continue to provide these or similar services in the future. Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., is the administrative agent and a lender under our $500 million credit facility. J.P. Morgan Securities Inc. and Banc of America Securities LLC are the joint lead arrangers and joint bookmanagers under the credit facility. Bank of America, N.A. is the syndication agent and a lender under the credit facility. The Chase Manhattan Bank is the documentation agent and a lender under the credit facility and Bank One, NA is the managing agent and a lender under the credit facility. To the extent the proceeds of an offering of the notes are used to repay borrowings under our credit facility, one or more of the agents may receive a portion of those proceeds. It is possible that 10% or more of the net proceeds of an offering of notes will be applied to the repayment of a loan or loans made to us by one or more of the agents. Under the Conduct Rules of the National Association of Securities Dealers, Inc., special considerations apply to a public offering of securities where more than 10% of the net proceeds will be paid to a participating underwriter of any of its affiliates. Therefore, any such offering will be conducted pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. Daniel H. Case III, a director of AMB Property Corporation, is an employee of Chase Securities, Inc.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon for us, including the validity of the issuance of the notes, by Latham & Watkins, San Francisco, California and by Tamra D. Browne, Esq., our General Counsel. Certain legal matters will be passed upon for the agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters relating to Maryland law will be passed upon for AMB Property Corporation, as our general partner, by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

                                    GLOSSARY

     "business day" means any day, other than a Saturday or Sunday:

     - that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) for notes denominated in a specified currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the specified currency or (z) for notes denominated in Australian dollars, in Sydney;

     and

     - for notes denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is operating.

     "Calculation Date" means, unless we specify otherwise in the applicable pricing supplement, the earlier of (i) the tenth calendar day after each date on which a new interest rate is determined, or, if the tenth calendar day is not a business day, the next succeeding business day, or (ii) the business day immediately before the applicable interest payment date, maturity date or redemption date.

     "CD rate" means, for any interest rate determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD rate cannot be determined as described above:

     - If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest rate determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest rate determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

     - If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest rate determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

     - If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate will remain the CD rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "CMT rate" means, for any interest rate determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

          (1) the rate on that interest rate determination date, if the Designated CMT Telerate Page is 7051; and

          (2) the week or the month, as applicable, ended immediately preceding the week in which the related interest rate determination date occurs, if the Designated CMT Telerate Page is 7052.

     The following procedures will be followed if the CMT rate cannot be determined as described above:

     - If that rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     - If the rate described in the immediately preceding sentence is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the interest rate determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     - If the information described in the immediately preceding sentence is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest rate determination date, reported, according to their written records, by three leading primary United States government securities dealers, which we refer to as a "reference dealer," in The City of New York, which may include an agent or other affiliates of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes," with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

     - If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding sentence, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest rate determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding sentence, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

     - If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

     - If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate will be the CMT rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "commercial paper rate" means, for any interest rate determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

     The following procedures will be followed if the commercial paper rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest rate determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

     - If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest rate determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

     - If the dealers selected by the calculation agent are not quoting as mentioned above, the commercial paper rate for that interest rate determination date will remain the commercial paper rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     The "money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

                            D X 360
money market yield   =   -------------  X 100
                         360 - (D X M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) that we specify in the applicable pricing supplement with respect to which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index shall be two years.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or a successor service) on the page designated in the applicable pricing supplement (or any other page as may replace the page on that service) for the purpose of displaying treasury constant maturities as reported in H.15(519). If we do not specify the page in the applicable pricing supplement, the Designated CMT Telerate Page will be page 7052, or its successor, for the most recent week.

     "Designated LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

     "Designated LIBOR Page" means (1) if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the pricing supplement (or any other page as may replace the page on the service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (2) if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the pricing supplement (or any other page as may replace the page on the service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

     "EURIBOR" means, for any interest rate determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Bridge Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m. (Brussels time).

     The following procedures will be followed if the rate cannot be determined as described above:

     - If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest rate determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

     - If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

     - If the banks so selected by the calculation agent are not quoting as mentioned in the previous bullet point, the EURIBOR rate in effect for the applicable period will be the same as EURIBOR for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest will be the initial interest rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

     "federal funds rate" means, for any interest rate determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120."

     The following procedures will be followed if the federal funds rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest rate determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

     - If that rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest rate determination date.

     - If the brokers selected by the calculation agent are not quoting as mentioned above, the federal funds rate relating to that interest rate determination date will remain the federal funds rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "H.15(519)" means "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

     "index currency" means the currency specified on the face hereof as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified on the face hereof, the index currency will be U.S. dollars.

     "index maturity" is defined in "Description of Notes -- Floating Rate Notes" in this prospectus supplement.

     "LIBOR" means, initially or for any date on which the interest rate changes, the rate determined by the calculation agent as follows:

     As of the interest rate determination date, LIBOR will be either:

     - if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates for deposits in the index currency having the Index Maturity designated on the face hereof, commencing on the second London banking day immediately following that interest rate determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest rate determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

     - if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the index currency having the Index Maturity designated on the face hereof, commencing on the second London banking day immediately following that interest rate determination date or, if pounds sterling is the index currency, commencing on that interest rate determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest rate determination date.

     - If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified on the face hereof, or (2) no rate appears and the applicable pricing supplement specifies either (x) "LIBOR Telerate" or (y) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Operating Partnership, to provide the Calculation Agent with its offered quotation for deposits in the index currency for the period of the Index Maturity specified on the face hereof commencing on the second London banking day immediately following the interest rate determination date or, if pounds sterling is the index currency, commencing on that interest rate determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest rate determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     - If at least two quotations are provided, LIBOR determined on that interest rate determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified on the face hereof, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the Calculation Agent, after consultation with the Operating Partnership, for loans in the index currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     - If the banks so selected by the Calculation Agent are not quoting as mentioned in the previous bullet point, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on Bridge Telerate Inc., or any successor service, on the page specified on the face hereof, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

     If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

     "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

     "prime rate" means, for any interest rate determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the prime rate cannot be determined as described above:

     - If the rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest rate determination date as published in H.15 Daily Update under the heading "Bank Prime Loan."

     - If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest rate determination date.

     - If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest rate determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest rate determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

     - If the banks selected are not quoting as mentioned above, the prime rate will remain the prime rate for the immediately preceding period between the interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

     "Treasury rate" means:

     - the rate from the auction held on the applicable interest rate determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57," or

     - if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the
       H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," or

     - if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury, or

     - in the event that the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest rate determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

     - if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest rate determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/Secondary Market," or

     - if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest rate determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest rate determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, or

     - if the dealers selected by the calculation agent are not quoting as mentioned in the sixth bullet point, the Treasury rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     The "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                D X N
bond equivalent yield   =   -------------  X 100
                            360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.